THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.
CALPIAN, INC.
SECURED PROMISSORY NOTE
$727,284.84                                     Effective Date: April 1, 2016
Dallas, Texas
For Value Received, Calpian, Inc., a Texas corporation (“Borrower” or “Company”), hereby promises to pay to Laird Cagan (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Twenty Seven Thousand Two Hundred Eighty Four Dollars and 84 cents ($727,284.84) (the “Loan”), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.
This Secured Promissory Note (the “Note”) is executed and delivered in connection with that certain Price Adjustment Agreement by and between Borrower and eVance Processing Inc. of even date herewith (the “Adjustment Agreement”).
1.    Principal Repayment. The outstanding principal amount of the Loan shall be payable on December 31, 2017 (“Maturity Date”), subject to the terms and limitations hereunder. The Borrower may prepay this Note in whole or in part at any time prior to the Maturity Date without the written consent of Lender, at Borrower’s sole discretion (a “Prepayment”) and without penalty. In the event the Borrower completes an offering of its equity securities of at least $10,000,000, then the Maker shall pay all amounts outstanding and accrued hereunder within five business days of the final closing of such offering.
2.    Interest Rate. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding, from the date of this Note until all such principal amounts shall have been repaid in full. Interest shall be payable at the rate of Twelve Percent (12%) per annum, and shall be calculated on the basis of a 360-day year (“Interest”). Interest shall be due and payable monthly with the first payment on May 1, 2016.
3.    Place of Payment. All amounts of interest and principal payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.
4.    Application of Payments. Any payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.
5.    Purpose. The issuance of this Note shall be used to offset and incentivize the Lender to execute the cancellation of debt and securities contemplated by the Adjustment Agreement (the “Purpose”).
6.    Secured Obligation. Subject to limitations under this Note as described in Section 7 below, Borrower hereby grants to Lender a first priority lien and security interest in, to and under all of the following assets of the Company (collectively, the “Collateral”):
(a)    all accounts, accounts receivable, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, and all other debts, obligations and liabilities in whatever form owing to Company from any person, firm, corporation or other legal entity whether now existing or hereafter arising or acquired;
(b)    all now owned or hereafter acquired and wherever located goods, merchandise and other personal property which are held for sale or lease or to be furnished under contracts of service or held as raw materials, work in process or finished goods and supplies or materials used or consumed in Company’s business or used in connection with the manufacture, packing, shipping, advertising or furnishing of such goods;
(c)    all now existing or hereafter acquired machinery, equipment, furniture and fixtures, including spare parts, replacements, substitutions, additions or accessions thereto, wherever located;
(d)    all documents, policies and certificates of insurance and chooses in action, whether now or hereafter existing;
(e) all instruments, securities and cash owned by Company or in which Company has an interest, which now or hereafter are at any time in possession or control of Lender or in transit by mail or carrier to or from Lender or in the possession of any third party acting on Lender’s behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender has conditionally released the same;
(f)    all books, records, ledger sheets and other records relating to the foregoing;
(g)    all customer lists, purchase orders, contract rights, trademarks, trade names, copyrights, patents, processes, and all applications therefor, know-how, trade secrets, confidential information, goodwill, assumed names, and all other intellectual property; and
(h)    all proceeds, products, offspring, rents and profits of the foregoing, including, without limitation, proceeds of insurance.
7.    Other Liens. As of the date hereof, there are other liens, claims, security interests or other encumbrances (“Liens”) attaching to the Collateral, which Liens the Lender has had an opportunity to review and, notwithstanding accepts receipt of this Note for the Purpose.
At request of Lender, Borrower will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code (the “Code”) in form satisfactory to Lender. Borrower hereby authorizes Lender to file a financing statement signed only by Lender in all places where necessary to perfect Lender’s security interest in the Collateral in all jurisdictions where such authorization is permitted by the Code. Borrower further agrees to immediately prepare all such financing statements and submit said statement to Lender. Without limiting the foregoing Borrower agrees that whenever the Code requires Borrower to sign a financing statement for filing purposes, Borrower hereby appoints Lender or any of Lender’s representatives as Borrower’s attorney and agent, with full power of substitution, to sign or endorse Borrower’s name on any such financing statement or other document and authorizes Lender to file such a financing statement in all places where necessary to perfect Lender’s security interest in the Collateral. A carbon, photographic or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Upon full payment of all obligations under this Note, the Lien or charge created hereby or resulting herefrom, shall cease to exist and Lender shall file all termination statements requested by Borrower necessary to accomplish this purpose.
8.    Intentionally Blank.
9. Events of Default; Acceleration. If one or more of the following occurs (each an "Event of Default"):
(a)    The Borrower shall be involved in financial difficulties as evidenced: (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11; (iv) by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 120 days; (v) by the filing of a petition against the Borrower under said Title 11 which shall not be vacated within 120 days; or (vi) by its making an assignment for the benefit of, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

(b)    The Borrower shall sell substantially all of its assets to an unaffiliated third party in one or more of a series of related transactions;

(c)    the Borrower shall fail to make a payment of any installment of the outstanding principal or interest amount of this Note (whether by acceleration or otherwise) which failure or breach shall not be cured within 30 days after written notice thereof from the holder of this Note to the Borrower; or

(d)    if the proceeds of the loan evidenced by this Note have been used other than for the Purpose.

then, and in any such event, and at any time thereafter, if any Event of Default shall be continuing, subject to Section 8, at the option of the holder of this Note upon written notice to the Borrower, the outstanding principal of any and all accrued but unpaid interest in respect of this Note shall be immediately due and payable upon delivery of such written notice, without presentment, demand, protest or any other notice of any kind being required, all of which are hereby expressly waived by the Borrower.
10.    Due Authorization. The Borrower has the full power and authority to execute and deliver this Note and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery (or filing or adoption, as the case may be), and performance by the Borrower of this Note have been duly authorized by the Borrower. This Note is a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and by equitable principles in any action (legal or equitable) and by public policy.
11.    Modification. This Note is being issued for the Purpose and any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the subordination features) may be waived or modified only in writing, signed by the Borrower.
12.    Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any action brought to enforce or interpret this Note shall be brought in the courts located in Dallas County, Texas.
13. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
14.    Transfers, Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that the Lender may not, without the prior written consent of Borrower (such consent not to be unreasonably withheld and such consent not to be required if an Event of Default exists), assign, transfer or negotiate this Note to any Person. Any such transfer or assignment must be in full compliance with applicable securities laws.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed this Secured Convertible Promissory Note as of the date first written above.

Borrower:	Calpian, Inc.	Lender:	Laird Cagan
By:	/s/ Harold Montgomery	By:	/s/ Laird Cagan
Name:	Harold Montgomery	Name:	Laird Cagan
Title:	Chief Executive Officer	Address:	200 Alamos Rd., Portola Valley, CA 94028